Exhibit B

Schedule of Transactions in Common Stock

Date of Transaction	Title of Class	Number of Shares Acquired	Number of Shares Disposed	Price Per Share
April 16, 2025	Class A common stock, par value $0.0001 per share	1,000		$3.2915 (1)
April 17, 2025	Class A common stock, par value $0.0001 per share	6,874		$3.2899 (2)
April 21, 2025	Class A common stock, par value $0.0001 per share	8,801		$3.2703 (3)
April 30, 2025	Class A common stock, par value $0.0001 per share	1,933		$3.296 (4)
May 6, 2025	Class A common stock, par value $0.0001 per share	436,037		$3.2618 (5)
May 7, 2025	Class A common stock, par value $0.0001 per share	11,677		$3.3491 (6)

(1)	The price reported in Column 5 is a weighted average price. These shares were bought in multiple transactions within the range of $3.285 to $3.30. The Reporting Persons undertake to provide to the Issuer, any security holder of the Issuer or the staff of the Securities and Exchange Commission, upon request, full information regarding the number of shares bought at each separate price within the range set forth in this footnote.
(2)	The price reported in Column 5 is a weighted average price. These shares were bought in multiple transactions within the range of $3.275 to $3.30. The Reporting Persons undertake to provide to the Issuer, any security holder of the Issuer or the staff of the Securities and Exchange Commission, upon request, full information regarding the number of shares bought at each separate price within the range set forth in this footnote.
(3)	The price reported in Column 5 is a weighted average price. These shares were bought in multiple transactions within the range of $3.25 to $3.28. The Reporting Persons undertake to provide to the Issuer, any security holder of the Issuer or the staff of the Securities and Exchange Commission, upon request, full information regarding the number of shares bought at each separate price within the range set forth in this footnote.
(4)	The price reported in Column 5 is a weighted average price. These shares were bought in multiple transactions within the range of $3.28 to $3.30. The Reporting Persons undertake to provide to the Issuer, any security holder of the Issuer or the staff of the Securities and Exchange Commission, upon request, full information regarding the number of shares bought at each separate price within the range set forth in this footnote.
(5)	The price reported in Column 5 is a weighted average price. These shares were bought in multiple transactions within the range of $3.185 to $3.35. The Reporting Persons undertake to provide to the Issuer, any security holder of the Issuer or the staff of the Securities and Exchange Commission, upon request, full information regarding the number of shares bought at each separate price within the range set forth in this footnote.
(6)	The price reported in Column 5 is a weighted average price. These shares were bought in multiple transactions within the range of $3.34 to $3.35. The Reporting Persons undertake to provide to the Issuer, any security holder of the Issuer or the staff of the Securities and Exchange Commission, upon request, full information regarding the number of shares bought at each separate price within the range set forth in this footnote.